Exhibit 99.2

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:
Shawn Lynch, Corporate Communications, phone: 510/572-1726, e-mail: shawn.lynch@lamrc.com

Lam Research Corporation Announces Acceleration of “Poison Pill” Provision Expiration

Stockholder rights plan will expire effective February 28, 2005.

FREMONT, Calif., February 23, 2005 — Lam Research Corporation (Nasdaq: LRCX) today announced that the Company’s stockholder rights plan has been amended to accelerate expiration of the purchase rights under the plan from January 31, 2007, to February 28, 2005. Thereafter, the rights plan itself will terminate.

“Our decision to accelerate expiration of the Company’s stockholder rights plan follows numerous discussions with our major shareholders and reflects their perspective that such a plan is no longer necessary to protect their interests,” stated James W. Bagley, Lam’s chairman and chief executive officer.

Lam Research Corporation is a major supplier of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on the Nasdaq National Market under the symbol LRCX. The Company’s World Wide Web address is http://www.lamrc.com.

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